Exhibit 4.4

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

THIS AMENDED AND RESTATED INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of July 24, 2012 between BANK OF AMERICA, N.A. (“Bank of America”), in its capacity as administrative agent and collateral agent (together with its respective successors and assigns in such capacities, the “ABL Agent”) for (i) the financial institutions party from time to time to the A&R ABL Credit Agreement (defined below) (such financial institutions, together with their respective successors, assigns and transferees, the “ABL Lenders”) and (ii) any ABL Bank Product Affiliates and ABL Cash Management Affiliates (each as defined below) (such ABL Bank Product Affiliates and ABL Cash Management Affiliates, together with the ABL Agent and the ABL Lenders, the “ABL Secured Parties”) and Z INVESTMENT HOLDINGS, LLC in its capacity as administrative agent (together with its successors and assigns in such capacities, the “Term Agent”) for the financial institutions party from time to time to the A&R Term Credit Agreement (defined below) (such financial institutions, together with their respective successors, assigns and transferees, the “Term Lenders”) (such Term Agent, the Term Lenders, and the other Credit Parties (as defined in the A&R Term Credit Agreement (defined below)), the “Term Credit Parties”).

RECITALS

A.                                   Pursuant to that certain Amended and Restated Credit Agreement dated as of May 10, 2010 by and among the ABL Borrowers, the ABL Guarantors, the ABL Lenders and the ABL Agent (as such agreement has been amended, supplemented, restated or otherwise modified from time to time prior to the date hereof, the “Initial ABL Credit Agreement”), the ABL Lenders have agreed to make certain loans and provide other financial accommodations to or for the benefit of the ABL Borrowers.

B.                                     Pursuant to certain Facility Guarantees dated as of May 10, 2010 (collectively, the “ABL Guaranty”), certain Subsidiaries of the ABL Borrowers (the “ABL Guarantors”) have guaranteed all of the obligations outstanding under the Initial ABL Credit Agreement.

C.                                     Pursuant to the ABL Collateral Documents (as hereinafter defined), the ABL Borrowers and the ABL Guarantors have granted security interests in and Liens on certain of their assets (including, without limitation, accounts receivables, inventory and other assets related thereto) in favor of the ABL Agent for the benefit of the ABL Secured Parties to secure the respective obligations of each of the ABL Borrowers and ABL Guarantors under the ABL Documents.

D.                                    The ABL Borrowers, the ABL Guarantors, the ABL Lenders and the ABL Agent are this day amending and restating the Initial ABL Credit Agreement pursuant to a certain Second Amended and Restated Credit Agreement (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, the “A&R ABL Credit Agreement”).

E.                                      The obligations under the A&R ABL Credit Agreement will continue to be guaranteed by the ABL Guarantors under the ABL Guaranty and will continue to be secured by Liens on the assets of the ABL Borrowers and the ABL Guarantors pursuant to the ABL Collateral Documents.

F.                                      Pursuant to that certain Credit Agreement dated as of May 10, 2010 by and among Zale Corporation, a Delaware corporation (the “Existing Term Borrower”), the Term Lenders and the Term Agent (as such agreement has been amended, supplemented, restated or otherwise modified from time to time prior to the date hereof, the “Initial Term Credit Agreement”), the Term Lenders have made a certain term loan to the Term Borrower in the principal amount of $150,000,000.

G.                                     Pursuant to a certain guaranties dated as of May 10, 2010 (collectively, the “Term Guaranty”), certain Subsidiaries of the Existing Term Borrower (the “Existing Term Guarantors”) have guaranteed all of the obligations outstanding under the Initial Term Credit Agreement.

H.                                    Pursuant to those certain security agreements dated as of May 10, 2010 (collectively, the “Term Security Agreement), the Existing Term Borrower and the Existing Term Guarantors have granted security interests in and Liens on certain of their assets in favor of the Term Agent for the benefit of the Term Credit Parties to secure the obligations of the Existing Term Borrower and Existing Term Guarantors under the Term Documents.

I.                                         Pursuant to certain Ratification, Reaffirmation, Amendment and Confirmation Agreements (as defined in the A&R Term Credit Agreement) dated as of the date hereof, by and among the Existing Term Borrower and the Existing Term Guarantors, certain amendments are being made to the Term Security Agreement and certain other Term Documents (as defined below) and Zale Delaware, Inc., a Delaware corporation (“Zale Delaware”), ZGCO, LLC, a Virginia limited liability company (“ZGCO”), TXDC, L.P., a Texas limited partnership (“TXDC”), and Zale Puerto Rico, Inc., a Puerto Rico corporation (“Zale PR” and together with Zale Delaware, ZGCO, TXDC and Zale PR, the “New Term Borrowers” and together with the Existing Term Borrower, the “Term Borrowers”), have agreed to become “Borrowers” under the A&R Term Credit Agreement (defined below).

J.                                        The Term Borrowers, the Existing Term Guarantors (excluding the New Term Borrowers, the “Term Guarantors”), the Term Lenders and the Term Agent are this day amending and restating the Initial Term Credit Agreement pursuant to that certain Amended and Restated Credit Agreement (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, the “A&R Term Credit Agreement”).

K.                                    The obligations under the A&R Term Credit Agreement will continue to be guaranteed by the Term Guarantors under the Term Guaranty and will continue to be secured by Liens on the assets of the Term Borrowers and the Term Guarantors pursuant to the Term Security Agreement.

L.                                      In conjunction with the Initial ABL Credit Agreement and the Initial Term Credit Agreement, on May 10, 2010, the ABL Agent and the Term Agent entered into a certain

Intercreditor Agreement (as amended and in effect, the “Initial Intercreditor Agreement”) setting forth the relative priority of Liens on the Collateral (as defined below) and certain other rights, priorities and interests as provided herein.

M.                                 In conjunction with the A&R ABL Credit Agreement and the A&R Term Credit Agreement, the ABL Agent and the Term Agent desire to amend and restate the Initial Intercreditor Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1                                      UCC Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning herein as in the Uniform Commercial Code.

Section 1.2                                      Other Definitions.  Subject to Section 1.1, as used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successors thereto as well as any Person designated as the “Agent”, “Administrative Agent”, or “Collateral Agent” under any A&R ABL Credit Agreement.

“ABL Bank Products Affiliate” shall mean any ABL Lender or any branch or Affiliate of any ABL Lender that has entered into a Hedging Agreement or other Bank Product with an ABL Obligor with the obligations of such ABL Obligor thereunder being secured by one or more ABL Collateral Documents, together with their respective successors, assigns and transferees.

“ABL Borrowers” shall mean, collectively, Zale Delaware, Inc., Zale Corporation, ZGCO, LLC, TXDC, L.P., and Zale Puerto Rico, Inc. and any other Person who hereafter becomes a “Borrower” under the A&R ABL Credit Agreement.

“ABL Cash Management Affiliate” shall mean any ABL Lender or any branch or Affiliate of an ABL Lender that provides Cash Management Services to any of the ABL Obligors with the obligations of such ABL Obligors thereunder being secured by one or more ABL Collateral Documents, together with their respective successors, assigns and transferees.

“ABL Collateral Documents” shall mean the ABL Security Agreements, together with all other security agreements, mortgages, deeds of trust, account control agreements, freight forwarder and/or customs broker’s agreements, collateral access agreements, license agreements and other collateral documents executed and delivered in connection with the Initial ABL Credit Agreement or the A&R ABL Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.

“ABL Documents” shall mean the A&R ABL Credit Agreement, any ABL Notes, the ABL Collateral Documents, all Hedging Agreements and other Bank Products between any ABL

Obligor and any ABL Bank Products Affiliate, all agreements between any ABL Obligor and any ABL Cash Management Affiliate relating to Cash Management Services, those other ancillary agreements to which any ABL Secured Party is a party or beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any ABL Obligor and delivered to the ABL Agent or any other ABL Secured Party, in connection with any of the foregoing or with the Initial ABL Credit Agreement, the A&R ABL Credit Agreement or the ABL Security Agreements, in each case, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof.

“ABL Event of Default” shall mean an Event of Default as defined in the A&R ABL Credit Agreement.

“ABL Guarantors” shall have the meaning assigned to such term in the recitals to this Agreement and any other Person who hereafter becomes a “Facility Guarantor” under the A&R ABL Credit Agreement.

“ABL Guaranty” shall have the meaning assigned to such term in the recitals to this Agreement as the same may be amended, supplemented, restated or otherwise modified from time to time and shall also include any other agreement amending or replacing such guaranty, whether with the same or any other agent, lender or group of lenders.

“ABL Lenders” shall have the meaning assigned to that term in the introduction to this Agreement.

“ABL Note” shall mean any promissory note executed and delivered by the ABL Borrowers to evidence any loan made pursuant to the A&R ABL Credit Agreement, as the same may be amended, modified, extended, renewed, refunded, consolidated, replaced, restructured or refinanced from time to time in accordance with the terms hereof and thereof.

“ABL Obligations” shall mean, collectively, all “Obligations” as such term is defined in the A&R ABL Credit Agreement, and all obligations of the ABL Guarantors under the ABL Guaranty.

“ABL Obligors” means collectively, the ABL Borrowers and the ABL Guarantors.

“ABL Priority Collateral” shall mean all Collateral consisting of the following:

(1)                                  all Accounts;

(2)                                  all Inventory;

(3)                                  all Deposit Accounts, Concentration Accounts, and Securities Accounts used for short term investments for cash management purposes (including in order to minimize LIBOR breakage costs), but excluding the Term Securities Accounts (as defined in the A&R ABL Credit Agreement as of the date hereof);

(4)                                  all Documents relating to Inventory, (b) all Chattel Paper, Instruments, General Intangibles, Supporting Obligations and Letter-of-Credit Rights arising from the sale of Inventory and/or from Accounts, and (c) all Commercial Tort Claims relating to Inventory or Accounts;

(5)                                  all books and Records relating to the items referred to in the preceding clauses (including all books, databases, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (4)); and

(6)                                  all guarantees with respect to any of the foregoing and all cash, cash equivalents, money, insurance proceeds and other proceeds of any of the foregoing (such proceeds, “ABL Priority Proceeds”).

“ABL Recovery” shall have the meaning set forth in Section 5.3(a).

“ABL Remedies Exercise Date” shall mean the date following the Standstill Period and identified in the prior written notice delivered by the ABL Agent to the Term Agent as provided in Section 2.3, provided that the ABL Remedies Exercise Date shall not be deemed to have occurred if, prior to the expiration of the Standstill Period and the delivery of such notice required by Section 2.3, the Term Agent is diligently pursuing in good faith the exercise of its enforcement rights and remedies against all or a material portion of the Term Priority Collateral.

“ABL Secured Parties” shall have the meaning to that term in the introduction to this Agreement.

“ABL Security Agreements” shall mean collectively, (a) a certain Amended and Restated Security Agreement dated as of May 10, 2010, and (b) an Amended and Restated General Security Agreement dated as of May 10, 2010, in each case executed by any or all of the ABL Obligors in favor of the ABL Agent for the benefit of the ABL Secured Parties (as each of the same may be amended, supplemented, restated and/or otherwise modified), and shall also include any other agreement amending, restating, replacing or otherwise modifying such agreement, whether with the same or any other agent, lender or group of lenders.

“Affiliate” shall mean, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.

“Agent(s)” means individually the ABL Agent or the Term Agent and collectively means both the ABL Agent and the Term Agent.

“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Ancillary Cap” means the aggregate of any amounts due or to become due with respect to Bank Products, not to exceed (a) the sum of $15,000,000, plus (b) the amount of any Reserves (as defined in the A&R ABL Credit Agreement), if any, established and maintained by the ABL

Agent with respect to Bank Products, plus (c) all ABL Obligations with respect to Hedging Agreements.

“Asserted Known Bank Indemnification Claim” means any matters or circumstances for which notice of demand has been made, asserted or threatened against the ABL Agent or any ABL Secured Party whether in writing or orally that at the time of determination could reasonably be expected to result in direct or actual damages and expenses (including, without limitation, reasonable and documented attorneys’ fees and disbursements but excluding special, indirect, consequential or punitive damages to the ABL Agent or any ABL Secured Party) to the ABL Agent or any ABL Secured Party and which are subject to indemnification by the ABL Obligors pursuant to the terms of the A&R ABL Credit Agreement or the other ABL Documents.

“A&R ABL Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement and shall include any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the ABL Obligations, whether by the same or any other agent, lender or group of lenders.

“A&R Term Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement and shall include any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Term Obligations, whether by the same or any other agent, lender or group of lenders.

“Bank Products” shall have the meaning provided in the A&R ABL Credit Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code , as now or hereafter in effect or any successor thereto.

“Borrowers” shall mean collectively the ABL Borrowers and the Term Borrowers.

“Business Day” shall mean any day other than (a) Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts, San Francisco, California, or New York City, New York, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of the Term Agent or the ABL Agent is not open to the general public to conduct business, if such office is ordinarily open to the general public to conduct business.

“Cash Management Services” shall have the meaning provided in the A&R ABL Credit Agreement.

“Collateral” shall mean all Property now owned or hereafter acquired by any Obligor in or upon which a Lien is granted or purported to be granted to the ABL Agent or the Term Agent under any of the ABL Collateral Documents or the Term Collateral Documents, together with all substitutions, additions, products and Proceeds thereof.

“Concentration Accounts” shall have the meaning provided in the A&R ABL Credit Agreement as in effect on the date hereof.

“Control Collateral” shall mean any Collateral consisting of any Deposit Account, Instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

“Credit Documents” shall mean, collectively, the ABL Documents and the Term Documents.

“Debtor Relief Laws” shall mean the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-up and Restructuring Act (Canada), as now or hereafter in effect or any successor thereto, as well as all other liquidation, conservatorship, bankruptcy, assignment for benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, winding-up, or similar debtor relief laws of the United States federal or state law or of any applicable foreign law from time to time in effect affecting the rights of creditors generally.

“DIP Financing” shall have the meaning set forth in Section 6.1(a).

“Discharge of ABL Obligations” shall mean (a) the payment in full in cash of all ABL Obligations excluding unasserted contingent indemnification obligations but including, without limitation, with respect to (i) amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), the cancellation of such letters of credit or the delivery or provision of money or backstop letters of credit in respect thereof in compliance with the terms of any A&R ABL Credit Agreement (which shall not exceed an amount equal to 103% of the aggregate undrawn amount of such letters of credit), (ii) outstanding ABL Obligations with respect to Bank Products and Cash Management Services (or indemnities or other undertakings issued pursuant thereto in respect of outstanding Bank Products and Cash Management Services) or the delivery or provision of cash collateral in respect thereof in compliance with the terms of any A&R ABL Credit Agreement; and (iii) the delivery or provision of money or backstop letters of credit for any Asserted Known Bank Indemnification Claims, in an amount reasonably estimated by the ABL Agent but in any event not to exceed 100% of the ABL Obligors’ obligations to the ABL Agent and the ABL Secured Parties in respect thereof; and (b) the termination of all commitments to extend credit under the ABL Documents. If, at any time prior to or simultaneously with the occurrence of the Discharge of ABL Obligations, the ABL Obligors enter into (x) any refinancing of the ABL Obligations in accordance with this Agreement, or (y) DIP Financing is entered into in accordance with this Agreement, then, in each case, the Discharge of ABL Obligations shall automatically be deemed not to have occurred for all purposes of this Intercreditor Agreement.

“Discharge of Term Obligations” shall mean the payment in full in cash of all outstanding Term Obligations excluding unasserted contingent indemnification obligations.

“Disposition” means any sale, lease, license, exchange, transfer or other disposition, and “Dispose” and “Disposed of” shall have correlative meanings.

“Enforcement Notice” shall mean a written notice delivered by the ABL Agent or the Term Agent to the other applicable party announcing that either (a) an Enforcement Period has commenced, or (b) with respect to the other Party’s Priority Collateral, the Standstill Period has commenced, and in each case specifying the relevant Event of Default.

“Enforcement Period” shall mean the period of time following the receipt by either the ABL Agent or the Term Agent of an Enforcement Notice from the other with respect to its Priority Collateral (or after the expiration of the Standstill Period, the other Party’s Priority Collateral) and continuing until the earliest of (a) in case of an Enforcement Period commenced by the Term Agent, the Discharge of Term Obligations, (b) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, or (c) the ABL Agent or the Term Agent (as applicable) terminates, or agrees in writing to terminate, the Enforcement Period.

“Event of Default” shall mean an Event of Default as defined in the A&R ABL Credit Agreement or the A&R Term Credit Agreement, as applicable.

“Excess ABL Obligations” shall mean, at any time of calculation, the portion, if any, of the ABL Obligations in excess of the Maximum ABL Obligations.

“Exercise of Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a)                                  the taking by any Secured Party of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other applicable law;

(b)                                 the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

(c)                                  the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;

(d)                                 the appointment on the application of a Secured Party, of a receiver, receiver and manager, interim receiver, national receiver, monitor, trustee or similar official in respect of all or part of the Collateral;

(e)                                  the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale conducted by a Secured Party or any other means at the direction of a Secured Party permissible under applicable law; and

(f)                                    the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect under other applicable law.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) the filing of a proof of claim in any Insolvency Proceeding or seeking adequate protection (subject to Section 6.3 below), (ii) the collection and application of the ABL Priority Proceeds against the ABL Obligations or the delivery of any activation notice with respect to any Deposit Accounts or Securities Accounts (including, without limitation, with respect to any account control agreements relating thereto), in each case by the ABL Agent during the continuance of a Cash Control Event (as defined in the A&R ABL Credit Agreement), including, without limitation, the notification of account debtors, depository institutions or any other Person to deliver proceeds of ABL Priority Collateral to the ABL Agent, (iii) the reduction of advance rates or sub-limits by the ABL Agent, (iv) the consent by the ABL Agent to a store closing sale, going out of business sale or other disposition by any ABL Obligor of any of the ABL Priority Collateral (other than in connection with a liquidation of substantially all of the business of such ABL Obligors, taken as a whole), (v) the consent by a Secured Party pursuant to the applicable Credit Documents to any other sale or disposition by an ABL Obligor or any Term Obligor of any of its assets or properties (other than in connection with a liquidation of substantially all of the business of such Obligors, taken as a whole), (vi) the acceleration of all or any portion of the ABL Obligations or the Term Obligations, or (vii) subject to the provisions of Section 5.2(a) hereof, the imposition or modification of Reserves (as defined in the A&R ABL Credit Agreement) by the ABL Agent.

“Exigent Circumstances” means an event or circumstance that either (a) would result in a material deterioration of the value of the Collateral or (b) materially and imminently threatens the ability of the ABL Agent to realize upon all or a material part of the Collateral, such as, without limitation, fraudulent removal or concealment thereof, destruction (other than to the extent covered by insurance) or material waste thereof.

“Existing Term Borrower” shall have the meaning assigned to such term in the recitals to this Agreement.

“Existing Term Guarantors” shall have the meaning assigned to such term in the recitals to this Agreement.

“Governmental Authority” shall mean any nation or government, any state, provincial or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Hedging Agreement” shall have the meaning provided in the A&R ABL Credit Agreement.

“Inadvertent Overadvances” shall have the meaning provided in the A&R ABL Credit Agreement as in effect on the date hereof.

“Incremental Availability” shall have the meaning provided in the A&R ABL Credit Agreement as in effect on the date hereof.

“Indebtedness”  shall have the meaning provided in the A&R Term Credit Agreement, as in effect on the date hereof.

“Initial ABL Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Initial Intercreditor Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Initial Term Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Insolvency Proceeding” shall mean (a) any case, action, filing or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under any Debtor Relief Laws.

“Intellectual Property” shall have the meaning assigned to such term in the Term Security Agreement as in effect on the date hereof.

“IP Reports” shall have the meaning set forth in Section 8.19.

“Lender(s)” means individually, the ABL Lenders or the Term Lenders and collectively means all of the ABL Lenders and the Term Lenders.

“Lien” shall mean, with respect to any asset, any mortgage, deed of trust, lien (statutory or otherwise), imposition of a trust (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset.

“Lien Priority” shall mean with respect to any Lien of the ABL Secured Parties or the Term Credit Parties in the Collateral, the order of priority of such Lien as specified in Section 2.1.

“Maximum ABL Obligations” means, on any date of determination thereof, an amount equal to the result of (a) the principal sum of $815,000,000, minus (b) permanent reductions of revolving loan commitments under the ABL Documents after the date hereof; provided that such commitment reductions are accompanied by principal payments to the extent that such commitment reductions are made as a result of the occurrence of an ABL Event of Default or to the extent such principal payments are otherwise required pursuant to the A&R ABL Credit Agreement as in effect as of the date hereof (but excluding any permanent reductions made in connection with a refinancing permitted under Section 5.2(a)) plus (c) ABL Obligations with respect to Bank Products and Cash Management Services provided that the maximum amount of Bank Products shall, for purposes of this definition, not exceed the Ancillary Cap, plus (d) interest, fees, expenses, and indemnification obligations under the ABL Documents (including interest, fees, expenses, and indemnification obligations which, but for the filing of an Insolvency Proceeding with respect any ABL Obligor, would have accrued or been payable with respect to any ABL Obligation, whether or not such claim is allowed or allowable against any ABL Obligor in any Insolvency Proceeding).  For clarity and without limiting the foregoing, as long as the amounts set forth in clause (a) are not exceeded, and subject to the provisions of

Section 5.2(a), the ABL Obligations equal to the sum of amounts available under the Borrowing Base (subject to increase by the Permitted Insolvency Increase Amount), plus the amount of the FILO Commitments, plus the amount of Permitted Overadvances, plus the amount of Inadvertent Overadvances shall not be violative of this Agreement.

“New Term Borrowers” shall have the meaning assigned to such term in the recitals to this Agreement.

“Obligors” means, collectively, the ABL Obligors and the Term Obligors.

“Overadvance” shall have the meaning provided in the A&R ABL Credit Agreement as in effect on the date hereof.

“Party” shall mean the ABL Agent or the Term Agent, and “Parties” shall mean both the ABL Agent and the Term Agent.

“Permitted Insolvency Increase Amount” means, at any time any Obligor is the subject of an Insolvency Proceeding, an amount equal to five percent (5%) of the Borrowing Base at such time (calculated for purposes hereof, after giving effect to all Reserves (including the Term Reserve) then in effect).

“Permitted Overadvances” shall have the meaning provided in the A&R ABL Credit Agreement as in effect on the date hereof.

“Person” shall mean an individual, partnership, corporation, limited liability company, unlimited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Priority Collateral” shall mean the ABL Priority Collateral or the Term Priority Collateral, as applicable.

“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Reports” shall have the meaning set forth in Section 8.19.

“Secured Parties” shall mean the ABL Secured Parties and the Term Credit Parties.

“Standstill Period” shall mean (a) with respect to the exercise of remedies by the Term Agent against the ABL Priority Collateral, the period commencing on the date of the ABL Agent’s receipt of an Enforcement Notice from the Term Agent, and ending on the earlier to occur of (i) the date which is 150 days after receipt of such notice and (ii) the date on which the Discharge of ABL Obligations has occurred, and (b) with respect to the exercise of remedies by the ABL Agent against the Term Priority Collateral, the period commencing on the date of the Term Agent’s receipt of an Enforcement Notice from the ABL Agent, and ending on the earlier to occur of (i) the date which is 150 days after receipt of such notice and (ii) the date on which the Discharge of Term Obligations has occurred.

“Subsidiary” shall mean with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability company, unlimited liability company, trust, or other entity (a) of which equity interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Term Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto.

“Term Borrowers” shall have the meaning assigned to such term in the recitals to this Agreement.

“Term Collateral Documents” shall mean the Term Security Agreement and each other instrument, document and agreement executed and delivered in connection with the Initial Term Credit Agreement or the A&R Term Credit Agreement and securing the Term Obligations, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Term Credit Parties” shall have the meaning assigned to that term in the introduction to this Agreement.

“Term Documents” shall mean the A&R Term Credit Agreement, any Term Notes, the Term Collateral Documents, and all other agreements, instruments, and documents now or hereafter executed by or on behalf of any Term Obligor or any of their respective Affiliates, and delivered to the Term Agent, in connection with any of the foregoing, the Initial Term Credit Agreement or any A&R Term Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Term Event of Default” shall mean an Event of Default as defined in the A&R Term Credit Agreement.

“Term Guarantors” shall have the meaning assigned to that term in the recitals to this Agreement.

“Term Guaranty” shall have the meaning assigned to such term in the recitals to this Agreement.

“Term Lenders” shall have the meaning assigned to that term in the introduction to this Agreement.

“Term Loan Borrowing Base” shall have the meaning assigned to that term in the A&R Term Credit Agreement.

“Term Note” shall mean any promissory note executed and delivered by the Term Borrowers to evidence any loan made pursuant to the A&R Term Credit Agreement, as the same may be amended, modified, extended, renewed, refunded, consolidated, replaced, restructured or refinanced from time to time in accordance with the terms hereof and thereof.

“Term Obligations” shall mean all “Obligations” as such term is defined in the A&R Term Credit Agreement, including, without limitation, any interest, fees, expenses, and indemnification obligations which, but for the filing of an Insolvency Proceeding with respect any Term Obligor, would have accrued or been payable with respect to any Term Obligation, whether or not such claim is allowed or allowable against any Term Obligor in any Insolvency Proceeding.

“Term Obligors” means collectively, the Term Borrowers and the Term Guarantors.

“Term Priority Collateral” shall mean (a) all Collateral other than ABL Priority Collateral and (b) all guarantees with respect to any of the foregoing and all cash, cash equivalents, money, insurance proceeds and other proceeds of any of the foregoing (such proceeds, “Term Priority Proceeds”).

“Term Recovery” shall have the meaning set forth in Section 5.3(b).

“Term Remedies Exercise Date” shall mean the date following the Standstill Period and identified in the prior written notice delivered by the Term Agent to the ABL Agent as provided in Section 2.3, provided that the Term Remedies Exercise Date shall not be deemed to have occurred if, prior to the expiration of the Standstill Period and the delivery of such notice required by Section 2.3, the ABL Agent is diligently pursuing in good faith the exercise of its enforcement rights and remedies against all or a material portion of the ABL Priority Collateral.

“Term Reserve” shall have the meaning set forth in Section 5.2(a).

“Term Security Agreement” shall have the meaning assigned to that term in the recitals to this Agreement.

“Trigger Event” shall have the meaning assigned to that term in Section 7.1(a) hereof.

“TXDC” shall have the meaning assigned to such term in the recitals to this Agreement.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided further that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code, the Personal Property Security Act, or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Use Period” means the period commencing on the date that the ABL Agent (or an ABL Obligor acting with the consent of the ABL Agent) commences the full liquidation and sale of the ABL Priority Collateral and ending on the earliest of (i) 180 days thereafter, or (ii) the date on which the Discharge of ABL Obligations occurs. If any stay or other order that prohibits any of the ABL Agent, the other ABL Secured Parties or any ABL Obligor (with the consent of the ABL Agent) from commencing and continuing to Exercise Any Secured Creditor Remedies or to liquidate and sell the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended.

“Zale Delaware” shall have the meaning assigned to such term in the recitals to this Agreement.

“Zale PR” shall have the meaning assigned to such term in the recitals to this Agreement.

“ZGCO” shall have the meaning assigned to such term in the recitals to this Agreement.

Section 1.3                                      Rules of Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation.  Any reference herein to a time of day means Eastern time.

ARTICLE 2
LIEN PRIORITY

Section 2.1                                      Priority of Liens.

(a)                                  Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of any Liens granted to the ABL Secured Parties in respect of all or any portion of the Collateral or of any Liens granted to the Term Credit Parties in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent for the benefit of the ABL Secured Parties or the Term Agent for the benefit of the Term Credit Parties in any Collateral, (iii) any provision of the Uniform Commercial Code, Debtor Relief Laws or any other applicable law, or of the ABL Documents or the Term Documents, (iv) whether the ABL Agent or the Term Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the date on which the ABL Obligations or the Term Obligations are advanced or made available to the Borrowers, or (vi) any failure of the ABL Agent or the Term Agent to perfect its Lien on the Collateral, the subordination of any Lien on the Collateral securing any ABL Obligations or Term Obligations, as applicable, to any Lien securing any other obligation of any Obligor, or the avoidance, invalidation or lapse of any Lien on the Collateral securing any ABL Obligations or Term Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, and the Term Agent, on behalf of itself and the Term Credit Parties, hereby agree that the following priorities apply to the ABL Priority Collateral and the Term Priority Collateral:

(1)                                  except as set forth in the proviso hereto, any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Parties that secures all or any portion of the ABL Obligations shall in all respects be, until the Discharge of ABL Obligations, senior and prior to all Liens granted to the Term Agent or any Term Credit Parties on the ABL Priority Collateral;

(2)                                  except as set forth in the proviso hereto,any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Credit Parties that secures all or any portion of the Term Obligations shall in all respects be, until the Discharge of ABL Obligations, junior and subordinate to all Liens granted to the ABL Agent or the ABL Secured Parties on the ABL Priority Collateral;

(3)                                  any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Credit Parties that secures all or any portion of the Term Obligations shall in all respects be, until the Discharge of Term Obligations, senior and prior to all Liens granted to the ABL Agent or any ABL Secured Parties on the Term Priority Collateral; and

(4)                                  any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Parties that secures all or any portion of the ABL Obligations shall in all respects be, until the Discharge of Term Obligations, junior and subordinate to all Liens granted to the Term Agent or the Term Credit Parties on the Term Priority Collateral;

provided, however, notwithstanding anything to the contrary set forth herein, (A) the Liens of the Term Agent and the Term Credit Parties on the ABL Priority Collateral, that secure the Term Obligations, shall be senior to the Liens of the ABL Agent and the ABL Secured Parties on the ABL Priority Collateral, to the extent securing Excess ABL Obligations and (B) the the Liens of the ABL Agent and the ABL Secured Parties, to the extent securing Excess ABL Obligations, shall be junior and subordinate to the Liens of the Term Agent and the Term Credit Parties on the ABL Priority Collateral, to the extent securing Term Obligations.

(b)                                 The Term Agent, for and on behalf of itself and the Term Credit Parties, acknowledges and agrees that the ABL Agent, for the benefit of itself and the ABL Secured Parties, has been, or may be, granted Liens upon all of the Term Priority Collateral and the Term Agent hereby consents thereto.  The ABL Agent, for and on behalf of itself and the ABL Secured Parties, acknowledges and agrees that the Term Agent, for the benefit of itself and the Term Credit Parties, has been, or may be, granted Liens upon all of the ABL Priority Collateral and the ABL Agent hereby consents thereto.  The subordination of Liens by the Term Agent and the ABL Agent in favor of one another as set forth herein shall not be deemed to subordinate the Term Agent’s Liens or the ABL Agent’ Liens to the Liens of any other Person that is not a holder of ABL Obligations or Term Obligations.

Section 2.2                                      Waiver of Right to Contest Liens.

(a)                                  The Term Agent, for and on behalf of itself and the Term Credit Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Agent and the ABL Secured Parties in respect of the Collateral or the provisions of this Agreement.  The Term Agent, for itself and on behalf of the Term Credit Parties, agrees that none of the Term Agent or the Term Credit Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any ABL Secured Party under the ABL Documents with respect to the ABL Priority Collateral (or after the ABL Remedies Exercise Date, the Term Priority Collateral).  The Term Agent, for itself and on behalf of the Term Credit Parties, hereby waives any and all rights it or the Term Credit Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Agent or any ABL Lender seeks to enforce its Liens in any ABL Priority Collateral (or after the ABL Remedies Exercise Date, the Term Priority Collateral).  The foregoing shall not be construed to prohibit the Term Agent from enforcing the provisions of this Agreement or otherwise acting in accordance with this Agreement.

(b)                                 The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that it shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Term Agent or the Term Credit Parties in respect of the Collateral or the provisions of this Agreement.  Except to the extent set forth in Section 3.5, the ABL Agent, for itself and on behalf of the ABL Secured Parties, agrees that none of the ABL Agent or the ABL Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Term Agent under the Term Documents with respect to the Term Priority Collateral (or after the Term Remedies Exercise Date, the ABL Priority Collateral).  The ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby waive any and all rights it or the ABL Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the Term Agent seeks to enforce its Liens in any Term Priority Collateral (or after the Term Remedies Exercise Date, the ABL Priority Collateral).  The foregoing shall not be construed to prohibit the ABL Agent from enforcing the provisions of this Agreement or otherwise acting in accordance with this Agreement.

Section 2.3                                      Remedies Standstill.

(a)                                  The Term Agent, on behalf of itself and the Term Credit Parties, agrees that, from the date hereof until the Term Remedies Exercise Date shall have occurred, neither the Term Agent nor any Term Credit Party will Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral.  From and after the expiration of the Standstill Period and upon ten (10) Business Days prior written notice to the ABL Agent (which notice may be delivered to the ABL Agent during the Standstill Period but in no event more than thirty (30) days prior to the expiration thereof), the Term Agent or any Term Credit Party may Exercise Any Secured Creditor Remedies under the Term Documents or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the Term Agent or the Term Credit Parties is at all times subject to the provisions of this Agreement (including, without limitation, the application of proceeds in accordance with Section 4.1 hereof). Notwithstanding anything to the contrary set forth herein, until the earlier of the date on which the Discharge of ABL Obligations has occurred and the Term Remedies Exercise Date, the Term Agent will not commence or continue the Exercise of Any Secured Creditor Remedies or seek or continue remedies under the Term Documents on account of the ABL Priority Collateral so long as the ABL Agent is diligently pursuing in good faith the exercise of its enforcement rights and remedies against all or a material portion of the ABL Priority Collateral.

(b)                                 The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, from the date hereof until the ABL Remedies Exercise Date shall have occurred, neither the ABL Agent nor any ABL Secured Party will Exercise Any Secured Creditor Remedies with respect to the Term Priority Collateral.  From and after the expiration of the Standstill Period and upon ten (10) Business Days prior written notice to the Term Agent (which notice may be delivered to the Term Agent during the Standstill Period but in no event more than thirty (30) days prior to the expiration thereof), the ABL Agent or any ABL Secured Party may Exercise Any Secured Creditor Remedies under the ABL Documents or applicable law as to any Term Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the ABL Agent or the ABL Secured Parties is at all times subject to the provisions of this Agreement (including, without limitation, the application of proceeds in accordance with Section 4.1 hereof). Notwithstanding anything to the contrary set forth herein, until the earlier of the date on which the Discharge of Term Obligations has occurred and the ABL Remedies Exercise Date, the ABL Agent will not commence or continue the Exercise of Any Secured Creditor Remedies or seek or continue remedies under the ABL Documents on account of the Term Priority Collateral so long as the Term Agent is diligently pursuing in good faith the exercise of its enforcement rights and remedies against all or a material portion of the Term Priority Collateral.

(c)                                  Notwithstanding the provisions of Sections 2.3(a), 2.3(b) or any other provision of this Agreement, nothing contained herein shall be construed to prevent any Agent or any Secured Party from (i) filing a claim or statement of interest with respect to the ABL Obligations or Term Obligations owed to it in any Insolvency Proceeding commenced by or against any Obligor, (ii) taking any action (not adverse to the Lien Priority of the Liens of the other Agent or other Secured Parties on the Collateral in which such other Agent or other Secured Party has a priority Lien or the rights of the other Agent or any of the other Secured Parties to Exercise Any Secured Creditor Remedies in respect thereof) in order to create, perfect, preserve or protect its Lien (but not enforce its Lien) on any Collateral, provided that each Agent may join in any judicial proceedings commenced by the other Agent to enforce Liens on the Collateral, provided further that in connection therewith, subject to the ABL Agent’s rights under Section 3.5 hereof, the ABL Agent shall not interfere with the enforcement actions of the Term Agent with respect to Term Priority Collateral and the Term Agent shall not interfere with the enforcement actions of the ABL Agent with respect to ABL Priority Collateral, (iii) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Agent or Secured Party, (iv) filing any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the ABL Obligors or Term Obligors arising under any Insolvency Proceeding or applicable non-bankruptcy law, (v) exercising rights and remedies as unsecured creditors against any Obligor in accordance with the terms of the Term Documents or ABL Documents, including the acceleration of any Indebtedness or other obligations owing under the Term Documents or ABL Documents or the demand for payment under the Term Guaranty or ABL Guaranty, in each case in accordance with the terms of the applicable Term Documents or ABL Documents and applicable law, (vi) voting on any plan of reorganization, proposal, or plan of arrangement or filing any proof of claim in any Insolvency Proceeding of any Obligor, (vii) making a cash bid on all or any portion of the Collateral in which such other Agent has a priority Lien in any private or judicial foreclosure proceeding or action or sale, or (viii) objecting to the proposed retention of, or taking title to, Collateral by the other Agent or any other Secured Party in full or partial satisfaction of any ABL Obligations or Term Obligations due to such other Agent or Secured Party (the foregoing not being deemed to limit the right of the Agent having a prior Lien in such Collateral from credit bidding therefor), in each case (i) through (viii) above to the extent not inconsistent with the terms of this Agreement.

Section 2.4                                      Exercise of Rights.

(a)                                  No Other Restrictions.  Except as expressly set forth in this Agreement, each Term Credit Party and each ABL Secured Party shall have any and all rights and remedies it may have as a creditor under applicable law, including the right to the Exercise of Secured

Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral shall be subject to the provisions of this Agreement.  The ABL Agent may enforce the provisions of the ABL Documents, the Term Agent may enforce the provisions of the Term Documents and each may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement and mandatory provisions of applicable law; provided, however, that each of the ABL Agent and the Term Agent agrees to provide to the other (x) an Enforcement Notice prior to the commencement of an Exercise Any Secured Creditor Remedies, (y) use reasonable efforts to advise the other at reasonable intervals of the status of any Exercise of Secured Creditor Remedies by it, and (z) copies of any notices that it is required under applicable law to deliver to any Obligor; provided further, however, that the ABL Agent’s failure to provide any such copies or updates to the Term Agent (but not the Enforcement Notice) shall not impair any of the ABL Agent’s rights hereunder or under any of the ABL Documents and the Term Agent’s failure to provide any such copies or updates to the ABL Agent (but not the Enforcement Notice) shall not impair any of the Term Agent’s rights hereunder or under any of the Term Documents.  Each of the Term Agent (on behalf of itself and the Term Credit Parties) and the ABL Agent (on behalf of itself and the ABL Secured Parties) agrees (i) that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of the Term Agent and each Term Credit Party, against either the ABL Agent or any other ABL Secured Party, and in the case of the ABL Agent and each other ABL Secured Party, against either the Term Agent or any other Term Credit Party, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such Person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such Parties shall be liable for any such action taken or omitted to be taken, or (ii) it will not be a petitioning creditor or otherwise assist in the filing of an involuntary Insolvency Proceeding against any Obligor.

(b)                                 Release of Liens.

(i)                                     In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by the ABL Agent or by the ABL Obligors with the consent of the ABL Agent, or (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral so long as such sale, transfer or other disposition is then permitted by the ABL Documents and the Term Documents (without giving effect to any amendments to the Term Documents which add further restrictions to dispositions beyond those which are in effect on the date hereof) or consented to by the requisite ABL Lenders and the requisite Term Lenders, the Term Agent agrees, on behalf of itself and the Term Credit Parties that such sale, transfer or other disposition will be free and clear of the Liens on such ABL Priority Collateral securing the Term Obligations, and the Term Agent’s and the Term Credit Parties’ Liens with respect to the ABL Priority Collateral so sold, transferred, or disposed shall terminate and be deemed automatically released and discharged without further action concurrently with, and to the same extent as, the release and discharge of the ABL Secured Parties’ Liens on such ABL Priority Collateral; provided, that the Liens of the Parties shall attach to the proceeds of any such disposition of the ABL Priority Collateral with the same relative priority as the Liens which attached to the ABL Priority Collateral so released and discharged.  In furtherance of, and subject to, the foregoing, the Term Agent agrees that it will promptly execute any and all Lien releases, discharges, termination statements or other documents reasonably requested by the ABL Agent in connection therewith.  The Term Agent hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Term Agent and in the name of the Term Agent or in the ABL Agent’s own names, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, termination statements, discharges, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(ii)                                  In the event of (A) any private or public sale of all or any portion of the Term Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the Term Agent, or (B) any sale, transfer or other disposition of all or any portion of the Term Priority Collateral so long as such sale, transfer or other disposition is then permitted by the Term Documents and the ABL Documents (without giving effect to any amendments to the ABL Documents which add further restrictions to dispositions beyond those which are in effect on the date hereof) or consented to by the requisite Term Lenders or the requisite ABL Lenders, as applicable, the ABL Agent agrees, on behalf of itself and the ABL Lenders, that, subject to Section 3.5 hereof, such sale, transfer or disposition will be free and clear of the Liens on such Term Priority Collateral securing the ABL Obligations and the ABL Agent’ and the ABL Secured Parties’ Liens with respect to the Term Priority Collateral so sold, transferred, or disposed shall terminate and be deemed automatically released and discharged without further action concurrently with, and to the same extent as, the release and discharge of the Term Credit Parties’ Liens on such Term Priority Collateral; provided, that the Liens of the Parties shall attach to the proceeds of any such disposition of the Term Priority Collateral with the same relative priority as the Liens which attached to the Term Priority Collateral so released and discharged.  In furtherance of, and subject to, the foregoing, the ABL Agent agrees that it will promptly execute any and all Lien releases, discharges, termination statements or other documents reasonably requested by the Term Agent in connection therewith.  The ABL Agent hereby appoints the Term Agent and any officer or duly authorized person of the Term Agent, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Term Agent’s own name, from time to time, in the Term Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, termination statements, discharges, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

Section 2.5                                      No New Liens.  (a) Until the Discharge of ABL Obligations, and for so long as the Term Obligations are secured by any ABL Priority Collateral, the parties hereto agree that no Term Credit Party shall acquire or hold any Lien on any assets of any Term Obligor securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents.  If any Term Credit Party shall nonetheless acquire or hold any Lien on any assets of any Term Obligor securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, then the Term Agent (or the relevant Term Credit Party) shall, without the need for any further consent of any other Term Credit Party, or any Term Obligor and notwithstanding anything to the contrary in any other Term Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the ABL Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien.

(b)                                 Until the Discharge of Term Obligations, and for so long as the ABL Obligations are secured by any Term Priority Collateral, the parties hereto agree that no ABL Secured Party shall acquire or hold any Lien on any assets of any ABL Obligor securing any ABL Obligation which assets are not also subject to the Lien of the Term Agent under the Term Documents.  If any ABL Secured Party shall nonetheless acquire or hold any Lien on any assets of any ABL Obligor securing any ABL Obligation which assets are not also subject to the Lien of the Term Agent under the Term Documents, then the ABL Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party, or any ABL Obligor and notwithstanding anything to the contrary in any other ABL Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the Term Agent as security for the Term Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Term Agent in writing of the existence of such Lien.

Section 2.6                                      Waiver of Marshalling.

(a)                                  Until the Discharge of ABL Obligations, the Term Agent, on behalf of itself and the Term Credit Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law with respect to the ABL Priority Collateral.

(b)                                 Until the Discharge of Term Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Priority Collateral or any other similar rights a junior secured creditor may have under applicable law with respect to the Term Priority Collateral.

ARTICLE 3
ACTIONS OF THE PARTIES

Section 3.1                                      Certain Actions Permitted. The Term Agent and the ABL Agent may make such demands or file such claims in respect of the Term Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time. Nothing in this Agreement shall prohibit the receipt by the Term Agent or any other Term Credit Party of the required payments of principal, interest, prepayment premiums (including make-

whole amounts), fees, indemnities, and expense reimbursements so long as such receipt is not the direct or indirect result of (a) the exercise by the Term Agent or any other Term Credit Party of rights or remedies as a secured creditor in respect of ABL Priority Collateral prior to the Term Remedies Exercise Date, or (b) the enforcement in contravention of this Agreement of any Lien in respect of Term Obligations held by any of them.  Nothing in this Agreement shall prohibit the receipt by the ABL Agent or any other ABL Secured Party of the required payments of principal, interest, fees, indemnities, and expense reimbursements so long as such receipt is not the direct or indirect result of (a) the exercise by the ABL Agent or any other ABL Secured Party of rights or remedies as a secured creditor in respect of Term Priority Collateral prior to the ABL Remedies Exercise Date, or (b) the enforcement in contravention of this Agreement of any Lien in respect of ABL Obligations held by any of them.

Section 3.2                                      Agent for Perfection. The ABL Agent, for and on behalf of itself and each ABL Secured Party, and the Term Agent, for and on behalf of itself and each Term Credit Party, as applicable, each agree to hold all Collateral in their respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either) as agent for the other solely for the purpose of perfecting the security interest granted to each in such Collateral, subject to the terms and conditions of this Section 3.2.  Without limiting the foregoing, the ABL Agent agrees to act as agent for the benefit of the Term Agent and the Term Credit Parties under each account control agreement with respect to any Deposit Accounts or Securities Accounts of a Borrower or an ABL Guarantor.  None of the ABL Agent, the ABL Secured Parties, the Term Agent, or the Term Credit Parties, as applicable, shall have any obligation whatsoever to the others to assure that the Collateral is genuine or owned by any ABL Obligor, Term Obligor or any other Person or to preserve rights or benefits of any Person.  The duties or responsibilities of the ABL Agent and the Term Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Collateral described in this Section 3.2 as agent for the other Party for purposes of perfecting the Lien held by the Term Agent or the ABL Agent, as applicable.  The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Term Credit Parties or any other Person.  Without limiting the generality of the foregoing, but subject to the provisions of Sections 3.6, 3.7, and 4.1(a), the ABL Secured Parties shall not be obligated to see to the application of any Proceeds of the Term Priority Collateral deposited into any Deposit Account or be answerable in any way for the misapplication thereof.  The Term Agent is not and shall not be deemed to be a fiduciary of any kind for the ABL Secured Parties, or any other Person.

Section 3.3                                      Insurance.  Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds.  The ABL Agent and the Term Agent shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Collateral.  Until Discharge of the ABL Obligations, the ABL Agent shall have the sole and exclusive right, as against the Term Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral and take other such actions with respect to insurance covering the ABL Priority Collateral as set forth in the A&R ABL Credit Agreement.  Until Discharge of the Term Obligations, the Term Agent shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Priority Collateral and take other such actions with respect to insurance covering the Term Priority Collateral as set forth in the A&R Term Credit Agreement.

All proceeds of such insurance shall be remitted to the ABL Agent or the Term Agent, as the case may be, and each of the Term Agent and ABL Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1 hereof.

Section 3.4                                      No Additional Rights For the Obligors Hereunder. If any ABL Secured Party or Term Credit Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Obligors shall not be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Credit Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Term Credit Party.

Section 3.5                                      Inspection and Access Rights.

(a)                                  Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, in connection with the exercise of any of such rights, including, without limitation, in the event of any liquidation of the ABL Priority Collateral (or any other Exercise of Any Secured Creditor Remedies by the ABL Agent) and whether or not the Term Agent or any other Term Credit Party has commenced and is continuing to Exercise Any Secured Creditor Remedies of the Term Agent, the ABL Agent or any other Person (including any ABL Obligor) acting with the consent, or on behalf, of the ABL Agent, shall have the right (a) during normal business hours on any Business Day, to access ABL Priority Collateral that (i) is stored or located in or on, or (ii) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code or other applicable Canadian law), or (iii) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code or other applicable Canadian law), Term Priority Collateral, and (b) during the Use Period, shall have the right to use the Term Priority Collateral, each of the foregoing in order to assemble, inspect, copy or download information stored on, take action to perfect its Liens on, complete a production run of inventory, take possession of, move, prepare and advertise for sale, sell (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in the any ABL Obligor’s business), store or otherwise deal with the ABL Priority Collateral, in each case without interference by any Term Credit Party or liability to any Term Credit Party (except to the extent set forth in Sections 3.5(c) and (e)), provided that the ABL Agent shall , furnish prompt written notice to the Term Agent of the exercise of any rights of the ABL Agent and ABL Secured Parties hereunder.  In the event that any ABL Secured Party has commenced and is continuing the Exercise of Any Secured Creditor Remedies with respect to any ABL Priority Collateral or any other sale or liquidation of the ABL Priority Collateral has been commenced by an ABL Obligor (with the consent of the ABL Agent), the Term Agent may not sell, assign or otherwise transfer the related Term Priority Collateral prior to the expiration of the Use Period, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.5.

(b)                                 In furtherance of the ABL Agent’s rights under Section 3.5(a), at all times during the Use Period, the Term Agent (i) shall, to the extent permitted by law, permit the ABL Agent and its agents or representatives at the ABL Agent’s option to use, on a nonexclusive, royalty free basis, any of the Intellectual Property as is or may be necessary for the ABL Agent to sell or otherwise liquidate the ABL Priority Collateral and (ii) hereby grants to the ABL Agent a nonexclusive, irrevocable, royalty-free, worldwide license to use any and all Intellectual Property as is or may be necessary to sell or otherwise liquidate the ABL Priority Collateral.  The Term Agent (A) acknowledges and consents to the grant to the ABL Agent by the ABL Obligors of a continuing, limited, non-exclusive royalty-free license for the uses described in clauses (b)(i) and (b)(ii) above at any time (the “Effective Date License”) and (B) agrees that its Liens on the Term Priority Collateral shall be subject to the Effective Date License as set forth herein.  Furthermore, the Term Agent agrees that, in connection with any foreclosure sale conducted by the Term Agent in respect of the Intellectual Property, (1) any notice required to be given by the Term Agent in connection with such foreclosure shall contain an acknowledgement that the Term Agent’s Lien is subject to the Effective Date License, and (2) the Term Agent shall deliver a copy of the Effective Date License to any purchaser at such foreclosure and provide written notice to such purchaser that the Term Agent’s Lien and the purchaser’s rights in the such transferred Collateral are subject to the Effective Date License.

(c)                                  During the period of actual occupation, use and/or control by the ABL Secured Parties and/or the ABL Agent (or their respective employees, agents, advisers and representatives) of any Term Priority Collateral, the ABL Secured Parties shall be obligated to repair at their expense any physical damage (but not any other diminution in value) to such Term Priority Collateral resulting from such occupancy, use or control, and to leave such Term Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted.  Notwithstanding the foregoing, in no event shall the ABL Secured Parties have any liability to the Term Credit Parties pursuant to this Section 3.5 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties of their rights under Section 3.5 and the ABL Secured Parties shall have no duty or liability to maintain the Term Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties, or for any diminution in the value of the Term Priority Collateral that results from ordinary wear and tear resulting from the use of the Term Priority Collateral by the ABL Secured Parties in the manner and for the time periods specified under this Section 3.5.  The ABL Agent shall cooperate and use reasonable efforts to ensure that its activities during the Use Period as described above do not interfere materially with the activities of the Term Agent as described above, including the right of the Term Agent to commence foreclosure of the Term Priority Collateral, to show the Term Priority Collateral to prospective purchasers and to ready the Term Priority Collateral for sale.

(d)                                 The ABL Secured Parties shall not be obligated to pay any rent, fee or other amounts to the Term Credit Parties (or any person claiming by, through or under the Term Credit Parties, including any purchaser of the Term Priority Collateral) or to the ABL Obligors, for or in respect of the use by the ABL Agent and the other ABL Secured Parties of the Term Priority Collateral.

(e)                                  The ABL Secured Parties shall (i) use the Term Priority Collateral in accordance with applicable law; (ii) insure for damage to property and liability to persons, including property and liability insurance for the benefit of the Term Credit Parties; and (iii) indemnify and hold harmless the Term Credit Parties from any claim, loss, damage, cost or liability arising from the ABL Secured Parties’ use of the Term Priority Collateral (except for those arising from the gross negligence or willful misconduct of any Term Credit Party).

(f)                                    The Term Agent and the other Term Credit Parties shall use commercially reasonable efforts to not hinder or obstruct the ABL Agent and the other ABL Secured Parties from exercising the rights described in Section 3.5(a) hereof.

Section 3.6                                      Tracing of and Priorities in Proceeds. The ABL Agent, for itself and on behalf of the ABL Secured Parties, and the Term Agent, for itself and on behalf of the Term Credit Parties, further agree that prior to an issuance of any notice of Exercise of Any Secured Creditor Remedies by such Secured Party (unless a bankruptcy or insolvency Event of Default then exists), any proceeds of Collateral, whether or not deposited under control agreements, which are used by any Obligor to acquire other property which is Collateral shall not (solely as between the Agents and the Lenders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. Each of the ABL Agent and the Term Agent agrees that after an issuance of an Enforcement Notice, each such Person shall cooperate in good faith to identify the proceeds of the ABL Priority Collateral and the Term Priority Collateral, as the case may be; provided, however, that neither ABL Agent nor Term Agent shall be liable or in any way responsible for any claims or damages from conversion of the ABL Priority Collateral or Term Priority Collateral, as the case may be (it being understood and agreed that the only obligation of any holder of a junior Lien on any Collateral is to pay over to the holder of the senior Lien on such Collateral, in the same form as received, with any necessary endorsements, all proceeds that such holder of a junior Lien received that have been identified as proceeds of Collateral on which such holder does not have priority).

Section 3.7                                      Payments Over.

(a)                                  So long as the Discharge of ABL Obligations has not occurred, any ABL Priority Collateral or Proceeds thereof not constituting Term Priority Collateral received by the Term Agent or any Term Credit Parties in connection with the exercise of any right or remedy (including set off) relating to the ABL Priority Collateral or actually known to the Term Agent to be proceeds of ABL Priority Collateral (without any obligation to undertake any independent investigation as to the source of such Proceeds) shall be segregated and held in trust and forthwith paid over to the ABL Agent in the same form as received, with any necessary endorsements for application in accordance with Section 4.1(b) or as a court of competent jurisdiction may otherwise direct.  The ABL Agent is hereby authorized to make any such endorsements as agent for the Term Agent or any such Term Credit Parties.  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(b)                                 So long as the Discharge of Term Obligations has not occurred, any Term Priority Collateral or Proceeds thereof not constituting ABL Priority Collateral received by the ABL Agent or any other ABL Secured Party in connection with the exercise of any right or remedy (including set off) relating to the Term Priority Collateral or actually known to the ABL Agent to be proceeds of Term Priority Collateral (without any obligation to undertake any independent investigation as to the source of such Proceeds) shall be segregated and held in trust and forthwith paid over to the Term Agent in the same form as received, with any necessary endorsements for application in accordance with Section 4.1(c) or as a court of competent jurisdiction may otherwise direct.  The Term Agent is hereby authorized to make any such endorsements as agent for the ABL Agent or any such other ABL Secured Parties.  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

ARTICLE 4
APPLICATION OF PROCEEDS

Section 4.1                                      Application of Proceeds.

(a)                                  Revolving Nature of ABL Obligations.  The Term Agent, for and on behalf of itself and the other Term Credit Parties, expressly acknowledges and agrees that (i) the A&R ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Collateral or the release of any Lien by the ABL Agent upon any portion of the Collateral in connection with a permitted disposition by the ABL Obligors under any A&R ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) subject to the terms hereof, (A) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (B) the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Term Credit Parties and without affecting the provisions hereof; and (iii) all Collateral received by the ABL Agent (other than through the Exercise of Any Secured Creditor Remedies or actually known to the ABL Agent to be proceeds of Term Priority Collateral (without any obligation to undertake any independent investigation as to the source of such Proceeds)) may be applied, reversed, reapplied or credited, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Secured Party) or the Term Agent (or any Term Credit Party) commences the Exercise of Any Secured Creditor Remedies, all amounts received by the ABL Agent or any ABL Lender shall be applied as specified in Sections 4.1(b), (c) and, if applicable, (f).  The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Term Obligations, or any portion thereof.

(b)                                 Application of Proceeds of ABL Priority Collateral.  The ABL Agent and the Term Agent hereby agree that all ABL Priority Collateral, ABL Priority Proceeds and all other Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral shall be applied, first, to the payment of costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies to the extent provided in the ABL Documents (or, if applicable by an Exercise of Secured Creditor Remedies against the ABL Priority Collateral by the Term Agent to the extent permitted hereunder, the costs and expenses of the Term Agent), second, to the payment of the ABL Obligations (other than Excess ABL Obligations) in accordance with the ABL Documents,

third, to the payment of the Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred,

fourth, to the payment of the Excess ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred, and fifth, the balance, if any, to the ABL Obligors or as a court of competent jurisdiction may direct.

(c)                                  Application of Proceeds of Term Priority Collateral.  The ABL Agent and the Term Agent hereby agree that all Term Priority Collateral, Term Priority Proceeds and all other Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the Term Priority Collateral shall be applied, first, to the payment of costs and expenses of the Term Agent in connection with such Exercise of Secured Creditor Remedies to the extent provided in the Term Documents (or, if applicable by an Exercise of Secured Creditor Remedies against the Term Priority Collateral by the ABL Agent to the extent permitted hereunder, the costs and expenses of the ABL Agent), second, to the payment of the Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred,

third, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred, and fourth, the balance, if any, to the Term Obligors or as a court of competent jurisdiction may direct.

(d)                                 Limited Obligation or Liability.  In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to the Term Agent or to any Term Credit Party, and the Term Agent shall have no obligation or liability to the ABL Agent or any ABL Secured Party, regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement.  Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.

(e)                                  Turnover of Collateral.  Upon the Discharge of the ABL Obligations, the ABL Agent shall deliver to the Term Agent or shall execute such documents as the Term Agent may reasonably request (at the expense of the Term Borrowers) to enable the Term Agent to have control over any Control Collateral still in the ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, subject to the reinstatement provisions of Section 5.3 below.

Upon the Discharge of Term Obligations, the Term Agent shall deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request (at the expense of the ABL Borrowers) to enable the ABL Agent to have control over any Control Collateral still in the Term Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, subject to the reinstatement provisions of Section 5.3 hereof.

(f)                                    Ascribing Value to Dispositions of Term Priority Collateral and ABL Priority Collateral.  (i) As long as no Event of Default then exists or would arise from such Disposition of Collateral, in the event that Proceeds of Collateral are received in connection with the Disposition of Collateral that directly or indirectly involves a combination of ABL Priority Collateral and Term Priority Collateral, the ABL Agent and Term Agent shall use commercially reasonable efforts in good faith to allocate the Proceeds received in connection with such Disposition of such Collateral to the ABL Priority Collateral and Term Priority Collateral and, if agreed, such good faith allocation shall be binding on the Secured Parties. If the ABL Agent and Term Agent are unable to agree on such allocation within ten (10) days (or such other period of time to which ABL Agent and Term Agent, mutually agree) of the consummation of such Disposition, the portion of such Proceeds that shall be allocated as Proceeds of ABL Priority Collateral for purposes of this Agreement shall be an amount equal to the sum of (i) the advance rate (which shall not exceed the maximum advance rate permitted hereunder) applicable to Eligible Credit Card Receivables under the A&R ABL Credit Agreement (expressed as a percentage) multiplied by the net book value of the Eligible Credit Card Receivables included in the Collateral so disposed of (determined at the time of such Disposition) and (ii) the advance rate (which shall not exceed the maximum advance rate permitted hereunder) applicable to Eligible Inventory under the A&R ABL Credit Agreement (including the amount attributable to the Incremental Availability) (expressed as a percentage) multiplied by the Appraised Inventory Liquidation Value (or “net orderly liquidation value” in the case of any Refinancing of the A&R ABL Credit Agreement using a different term) of the Eligible Inventory included in the Collateral so Disposed (determined at the time of such Disposition) before giving effect to any reserves or similar charges against such Inventory, in each case, with the balance of the Proceeds to be allocated to the Term Priority Collateral.

(ii)                                  If an Event of Default then exists or would arise from such Disposition of Collateral, in the event that Proceeds of Collateral are received in connection with the Disposition of Collateral that directly or indirectly involves a combination of ABL Priority Collateral and Term Priority Collateral, the ABL Agent and Term Agent shall use commercially reasonable efforts in good faith to allocate the Proceeds received in connection with such Disposition of such Collateral to the ABL Priority Collateral and Term Priority Collateral. If the ABL Agent and Term Agent are unable to agree on such allocation within ten (10) days (or such other period of time to which ABL Agent and Term Agent, mutually agree) of the consummation of such Disposition, either Party may apply to a court of competent jurisdiction (including, without limitation, the court in any Insolvency Proceeding) to make a determination of such allocation and the court’s determination shall be binding on the Parties.

Section 4.2                                      Specific Performance.  Each of the ABL Agent and the Term Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Obligor shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it.  Each of the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and the Term Agent, for and on behalf of itself and the Term Credit Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5
INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1                                      Notice of Acceptance and Other Waivers.

(a)                                  All ABL Obligations at any time made or incurred by any Borrower shall be deemed to have been made or incurred in reliance upon this Agreement, and the Term Agent, on behalf of itself and the other Term Credit Parties, hereby waives notice of acceptance, or proof of reliance by the ABL Agent or any other ABL Secured Party of this Agreement and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations.  All Term Obligations at any time made or incurred by the Term Borrowers shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the other ABL Secured Parties, hereby waives notice of acceptance, or proof of reliance, by the Term Agent or any other Term Credit Party of this Agreement and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Term Obligations.

(b)                                 None of the ABL Agent, any other ABL Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement.  If the ABL Agent or any other ABL Secured Party honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any A&R ABL Credit Agreement or any of the other ABL Documents, whether the ABL Agent or any other ABL Secured Party have knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any A&R Term Credit Agreement or any other Term Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agent or any other ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents or applicable law (subject to the express terms and conditions hereof), neither the ABL Agent nor any other ABL Secured Party shall have any liability whatsoever to the Term Agent or any other Term Credit Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement or mandatory provisions of applicable law).  The ABL Agent and the other ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any A&R ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Term Agent or any other of the Term Credit Parties have in the Collateral, except as otherwise expressly set forth in this Agreement.  The Term Agent, on behalf of itself and the Term Credit Parties, agrees that neither the ABL Agent nor any other ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(c)                                  None of the Term Agent, any other Term Credit Party or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement.  If an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute an Event of Default under any ABL Document, or if the Term Agent or any other Term Credit Party otherwise should exercise any of its contractual rights or remedies under the Term Documents or applicable law (subject to the express terms and conditions hereof), neither the Term Agent nor any other Term Credit Party shall have any liability whatsoever to the ABL Agent or any other ABL Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement or mandatory provisions of applicable law).  The Term Agent and the other Term Credit Parties shall be entitled to manage and supervise their loans and extensions of credit under the Term Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Agent or any other ABL Secured Party has in the Collateral, except as otherwise expressly set forth in this Agreement.  The ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that none of the Term Agent or the other Term Credit Parties shall incur any liability as a result of a sale, lease, license, application, or other disposition of the Collateral or any part or Proceeds thereof, pursuant to the Term Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

Section 5.2                                      Modifications to ABL Documents and Term Documents.

(a)                                  The Term Agent, on behalf of itself and the other Term Credit Parties, hereby agrees that, without affecting the obligations of the Term Agent and the other Term Credit Parties hereunder, the ABL Agent and the other ABL Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the Term Agent or any other Term Credit Party, and without incurring any liability to the Term Agent or any other Term Credit Party or impairing or releasing the Lien Priority provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Documents in any manner whatsoever, other than in a manner which would have the effect of contravening the terms of this Agreement, provided, however, without the consent of the Term Agent, the ABL Agent and the ABL Lenders shall not amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify the ABL Documents in a manner which would (i) increase the Total Commitments (as defined in the A&R ABL Credit Agreement as in effect on the date hereof) to an amount in excess of the amounts set forth in clause (a) of the definition of Maximum ABL Obligations, (ii) directly increase the interest rates on the ABL Obligations to a rate greater than 2.0% per annum above rates as are in effect on the date hereof (excluding, without limitation, fluctuations in underlying rate indices, pricing grid level changes due to changes in average daily Excess Availability, and imposition of a default rate of interest not greater than 2.0% per annum), (iii) directly or indirectly prohibit or restrict the payment of principal of, interest on, the Term Obligations, in a manner more restrictive than the prohibitions and restrictions contained in the A&R ABL Credit Agreement as in effect on the date hereof, or (iv) except as a result of the Permitted Insolvency Increase Amount, change the definition of “Borrowing Base”, “Incremental Availability”, “Overadvance”, “Inadvertent Overadvance”, or “Permitted Overadvance” contained in the A&R ABL Credit Agreement or any component definition thereof by increasing advance rates or changing the eligibility criteria for the assets included therein if such change would result in an increase of the amounts available to be borrowed thereunder.  The ABL Agent agrees that upon the request of the Term Agent, it shall make itself available for discussion with the Term Agent regarding the amount or computation of any Reserves (as defined in the A&R ABL Credit Agreement as in effect on the date hereof) that are permitted to be established pursuant to the A&R ABL Credit Agreement, provided that, except as provided below, the foregoing agreement shall not limit or impair the ABL Agent’s rights to establish, increase, reduce or eliminate any such Reserves or require any prior notice to, or consent from, the Term Agent or the other Term Credit Parties thereto; provided further that the ABL Agent shall not eliminate any category of Reserves existing as of the date hereof or change the methodology for the calculation of such Reserves without the consent of the Term Agent.  Furthermore, the ABL Agent agrees to establish a Reserve (the “Term Reserve”) against the Borrowing Base (as defined in the A&R ABL Credit Agreement), calculated by reference to the most recent Borrowing Base Certificate (as defined in the A&R ABL Credit Agreement) delivered to the ABL Agent, in the amount by which the outstanding principal amount of the Term Obligations exceeds an amount equal to (a) the Term Loan Borrowing Base as in effect from time to time less (b) the sum of (1) the Borrowing Base (as defined in the A&R ABL Credit Agreement), excluding any Reserves (as defined in the A&R ABL Credit Agreement) other than the Incremental Reserve (as defined in the A&R ABL Credit Agreement) plus (2) the Aggregate FILO Commitments (as defined in the A&R ABL Credit Agreement). The Term Reserve shall be automatically adjusted upon delivery of each Borrowing Base Certificate or otherwise only with the prior written consent of the Term Agent and the Term Borrowers.

(b)                                 The ABL Agent, on behalf of itself and the other ABL Secured Parties, hereby agrees that, without affecting the obligations of the ABL Agent and the other ABL Secured Parties hereunder, the Term Agent and the other Term Credit Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any other ABL Secured Party, and without incurring any liability to the ABL Agent or any other ABL Secured Party or impairing or releasing the Lien Priority provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Term Documents in any manner whatsoever other than in a manner which would have the effect of contravening the terms of this Agreement, provided, however, without the consent of the ABL Agent, the Term Agent and the Term Lenders shall not amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify the Term Documents in a manner which would (i) increase the amount of the Term Loan (as defined in the A&R Term Credit Agreement as in effect on the date hereof) in excess of the sum of $80,000,000 less any principal payments made on account thereof, (ii) directly increase the interest rates on the Term Obligations to a rate greater than 2.0% per annum above rates as are in effect on the date hereof

(excluding imposition of a default rate of interest not greater than 2.0% per annum), (iii) directly or indirectly prohibit or restrict the payment of principal of, interest on, the ABL Obligations, in a manner more restrictive than the prohibitions and restrictions contained in the A&R Term Credit Agreement as in effect on the date hereof, (iv) shorten the scheduled maturity of the Term Obligations, (v) require any scheduled principal payments or other mandatory principal payments on account of the Term Obligations (other than for mandatory prepayments under the A&R Term Credit Agreement (as in effect on the date hereof)) or require that any payment on the Term Obligations be made earlier than the date originally scheduled for such payment; or (vi) change any provisions of Sections 6.1(i) or (ix) of the A&R Term Credit Agreement that would be more restrictive than those in effect under the Term Documents as of the date hereof.

(c)                                  No consent furnished by the ABL Agent or the Term Agent pursuant to Sections 5.2(a) or 5.2(b) hereof shall be deemed to constitute the modification or waiver of any provisions of the ABL Documents or the Term Documents, each of which remain in full force and effect.  Without limiting the foregoing, the ABL Agent and the ABL Lenders may continue to make loans and advances and issue letters of credit for the account of the ABL Borrowers notwithstanding that an Event of Default exists or may arise therefrom under the Term Documents and neither the ABL Agent nor the ABL Secured Parties shall have any liability to the Term Agent or the other Term Credit Parties on account thereof.

(d)                                 The ABL Obligations and the Term Obligations may be refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required pursuant to Section 5.2(a) or (b) above or to permit the refinancing transaction under any ABL Document or any Term Document) of the ABL Agent, the other ABL Secured Parties, the Term Agent or the other Term Credit Parties, as the case may be, all without affecting the Lien Priority provided for herein or the other provisions hereof, provided, however, that the holders of such refinancing Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the ABL Agent or the Term Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the ABL Agent or the Term Agent, as the case may be, and any such refinancing transaction shall be in accordance with any applicable provisions of both the ABL Documents and the Term Documents (to the extent such documents survive the refinancing).

Section 5.3                                      Reinstatement and Continuation of Agreement.

(a)                                  If the ABL Agent or any other ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Obligor or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery.  If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement.  All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, the ABL Secured Parties, and the Term Credit Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any

Insolvency Proceeding by or against any Obligor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Obligor in respect of the ABL Obligations or the Term Obligations.  No priority or right of the ABL Agent or any other ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Obligor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agent or any other ABL Secured Party may have.

(b)                                 If the Term Agent or any other Term Credit Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Obligor or any other Person any payment made in satisfaction of all or any portion of the Term Obligations (a “Term Recovery”), then the Term Obligations shall be reinstated to the extent of such Term Recovery.  If this Agreement shall have been terminated prior to such Term Recovery, this Agreement shall be reinstated in full force and effect in the event of such Term Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement.  All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, the ABL Secured Parties, and the Term Credit Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Obligor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Obligor in respect of the ABL Obligations or the Term Obligations.  No priority or right of the Term Agent or any other Term Credit Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Obligor or by the noncompliance by any Person with the Terms, provisions, or covenants of any of the Term Documents, regardless of any knowledge thereof which the Term Agent or any other Term Credit Party may have.

ARTICLE 6
INSOLVENCY PROCEEDINGS

Section 6.1                                      DIP Financing.

(a)                                  This Agreement shall be applicable with respect to the ABL Obligations and Term Obligations both before and after the filing of any petition by or against any of the Obligors under any Insolvency Proceeding, and all references herein to the Obligors shall be deemed to apply to the Obligors as debtors-in-possession.

(b)                                 If any Obligor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Agent or any of the ABL Secured Parties shall seek to provide any Obligor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting ABL Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of interim financing or similar measures granted with similar effect under any foreign Debtor Relief Laws) (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any applicable foreign Debtor Relief Laws) would be Collateral), then the Term Agent, on behalf of itself and the other Term Credit Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on any basis, including, without limitation, on the grounds of a failure to provide “adequate protection” for the Liens of the Term Agent securing the Term Obligations (and will not request any adequate protection solely as a result of such DIP Financing or use of cash collateral that is ABL Priority Collateral, and will not offer or support any debtor-in-possession or interim financing which would compete with such DIP Financing); provided that (i) the Term Agent retains its Lien on the ABL Priority Collateral to secure the Term Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the any Debtor Relief Laws) (to the extent such Liens were valid, perfected, enforceable and not avoided) subject to the Liens in favor of the ABL Secured Parties on the ABL Priority Collateral existing prior to the commencement of such Insolvency Proceeding, to any adequate protection Liens granted in favor of the ABL Obligations, to the senior priority of the DIP Financing and, to the extent a reserve therefor is maintained in the Borrowing Base, to any carve-out amount for professionals and directors and officers following the occurrence of any event of default under any such DIP Financing or the United States Trustee or any other insolvency officer and its counsel, or, with respect to any Canadian Insolvency Proceeding, to the extent a reserve therefor is maintained in the Borrowing Base, any other prior charges or security permitted under applicable law relating to the Insolvency Proceeding that have been agreed upon by the ABL Agent, and (ii) unless it shall otherwise consent, the Term Agent shall retain its Lien on the Term Priority Collateral with the same priority as existed prior to the commencement of the case or proceeding under the subject Debtor Relief Laws and any Lien of the ABL Agent (or other provider of DIP Financing) (to the extent such Liens were valid, perfected, enforceable and not avoided) on the Term Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of the Term Agent on the Term Priority Collateral (to the extent of the Term Obligations), (iii) all Liens on ABL Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Secured Parties securing the other ABL Obligations on ABL Priority Collateral, (iv) the DIP Financing shall not seek to permit the making, issuance or incurrence of loans or letter of credit accommodations pursuant to such DIP Financing that would cause the sum of (A) the aggregate outstanding principal amount of such loans and letter of credit accommodations made pursuant to such DIP Financing plus (B) the outstanding principal amount of pre-petition ABL Obligations to exceed the amounts set forth in clause (a) of the definition of Maximum ABL Obligations, (v) the DIP Financing shall be on terms which would not result in a violation of the provisions of Section 5.2(a) hereof (it being understood that the increase of the Borrowing Base by the Permitted Insolvency Increase Amount shall not be violative thereof) and (vi) the foregoing provisions of this Section 6.1(a) shall not prevent the Term Agent and the other Term Credit Parties from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization, arrangement, proposal, or other plan of similar effect under any Debtor Relief Laws.

(c)                                  All Liens granted to the ABL Agent or the Term Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

(d)                                 The Term Agent and the other Term Credit Parties hereby agree that they shall not (other than as an ABL Lender or as a participant of an ABL Lender) offer, and shall not permit any Affiliate or branch of any of them to offer, to provide any DIP Financing to any Obligor in any Insolvency Proceeding or endorse the provision of any DIP Financing to any Obligor in any Insolvency Proceeding other than (i) any DIP Financing provided by or consented to by the ABL Agent, (ii) if the ABL Agent and the ABL Lenders fail to offer to provide DIP Financing to any Obligor within five (5) Business Days after the commencement of any Insolvency Proceeding, any DIP Financing provided by the Term Agent or any Term Lenders, or (iii) any DIP Financing consisting solely of a “rollover” of the pre-petition Term Obligations on the same terms as existed prior to the commencement of the Insolvency Proceeding.  Except for DIP Financings permitted under clauses (d)(i) and (iii), nothing in this Intercreditor Agreement shall limit the rights of the ABL Secured Parties to object to the terms of any post-petition financing provided by the Term Agent and/or the Term Credit Parties following any Insolvency Proceeding on any grounds.

Section 6.2                                      Relief From Stay. Until the Discharge of ABL Obligations has occurred, the Term Agent, on behalf of itself and the other Term Credit Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent’s express written consent.  Until the Discharge of Term Obligations has occurred, the ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Term Priority Collateral without the Term Agent’s express written consent.  In addition, neither the Term Agent nor the ABL Agent shall seek any relief from the automatic stay or any other stay with respect to any Collateral without providing three (3) days’ prior written notice to the other, unless such period is agreed by both the ABL Agent and the Term Agent to be modified or unless the ABL Agent or Term Agent, as applicable, makes a good faith determination that either (A) the ABL Priority Collateral or the Term Priority Collateral, as applicable, will decline speedily in value, (B) the failure to take any action will have a reasonable likelihood of endangering the ABL Agent’s or the Term Agent’s ability to realize upon its Collateral, or (C) other Exigent Circumstances exist.

Section 6.3                                      No Contest; Adequate Protection.

(a)                                  The Term Agent, on behalf of itself and the other Term Credit Parties, agrees that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the ABL Agent or any ABL Secured Party for adequate protection of its interest in the Collateral, (ii) subject to Section 6.1(b) above, any proposed provision of DIP Financing by the ABL Agent or any other of the ABL Secured Parties (or any other Person proposing to provide DIP Financing with the consent of the ABL Agent) or (iii) any objection by the ABL Agent or any other ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any other ABL Secured Party that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement.

(b)                                 The ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that, prior to the Discharge of Term Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the Term Agent or any other Term Credit Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(b) above or 6.3(c) below), (ii) any offer to provide DIP Financing pursuant to clauses (ii) and (iii) of Section 6.1(d) above by the Term Agent or any other of the Term Credit Parties (or any other Person proposing to provide DIP Financing with the consent of the Term Agent), subject to the right of the ABL Secured Parties to object to the terms of any such DIP Financing in accordance with the last sentence of Section 6.1(d) above, or (ii) any objection by the Term Agent or any other Term Credit Party to any motion, relief, action or proceeding based on a claim by the Term Agent or any other Term Credit Party that its interests in the Collateral (unless in contravention of Section 6.1(b) above) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Term Agent as adequate protection of its interests are subject to this Agreement.

(c)                                  Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding:

(i)                                     if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to the ABL Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted ABL Priority Collateral), then the ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that the Term Agent, on behalf of itself and any of the other Term Credit Parties, may seek or request (and the ABL Secured Parties will not oppose such request) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral;

(ii)                                  in the event the Term Agent, on behalf of itself or any of the other Term Credit Parties, is granted adequate protection in respect of Term Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Term Priority Collateral), then the Term Agent, on behalf of itself and any of the other Term Credit Parties, agrees that the ABL Agent on behalf of itself and any of the other ABL Secured Parties, may seek or request (and the Term Credit Parties will not oppose such request) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral; and

(iii)                               except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to (A) the ABL Priority Collateral, nothing herein shall limit the rights of the Term Agent or the other Term Credit Parties from seeking adequate protection with respect to their rights in the Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (B) the Term Priority Collateral, nothing herein shall limit the rights of the ABL Agent or the other ABL Secured Parties from seeking adequate protection with respect to their rights in the Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

Section 6.4                                      Asset Sales.(a)                The Term Agent agrees, on behalf of itself and the other Term Credit Parties, that it will not oppose any sale consented to by the ABL Agent of any ABL Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as the Liens of the Parties attach to the proceeds of such sale consistent with the Lien Priority on the assets sold and such proceeds are otherwise applied in accordance with this Agreement. The ABL Agent agrees, on behalf of itself and the other ABL Secured Parties, that they will not oppose any sale consented to by the Term Agent of any Term Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as the Liens of the Parties attach to the proceeds of such sale consistent with the Lien Priority on the assets sold, the purchaser assumes and agrees to the provisions of Section 3.5 hereof as set forth therein and such proceeds are otherwise applied in accordance with this Agreement.

(b)                                 Upon the Discharge of the ABL Obligations (or if the Discharge of the ABL Obligations will occur immediately upon the consummation of any such bid) the Term Agent and each Term Credit Party shall be entitled to credit bid for or purchase the ABL Priority Collateral at any sale under a plan of reorganization or arrangement, plan of liquidation or proposal, or any sale under Section 363 of the Bankruptcy Code or similar provision under any other applicable Debtor Relief Law.

Section 6.5                                      Separate Grants of Security and Separate Classification.  Each Term Credit Party and each ABL Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Security Documents and the Term Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization (or other plan of similar effect under any Debtor Relief Laws) proposed or adopted in an Insolvency Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Credit Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Term Credit Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Term Obligation claims against the Obligors, with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties or the Term Credit Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from each pool of Priority Collateral for each of the ABL Secured Parties and the Term Credit Parties, respectively, before any distribution is made in respect of the claims held by the other Secured Parties from such Priority Collateral, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

Section 6.6                                      Enforceability.  The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code and all other similar provisions of applicable Debtor Relief Laws or other applicable law.

Section 6.7                                      ABL Obligations Unconditional.  All rights of the ABL Agent hereunder, and all agreements and obligations of the Term Agent and the Obligors (to the extent applicable) hereunder, shall, except as otherwise specifically provided herein, remain in full force and effect irrespective of:

(a)                                  any lack of validity or enforceability of any ABL Document;

(b)                                 any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document (but solely to the extent permitted pursuant to Section 5.2(a) above);

(c)                                  any exchange, release, voiding, avoidance or non perfection of any security interest in or Lien on any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the ABL Obligations or any guarantee or guaranty thereof; or

(d)                                 any other circumstances that otherwise might constitute a defense available to, or a discharge of, any ABL Obligor in respect of the ABL Obligations, or of any of the Term Agent or any Term Obligor, to the extent applicable, in respect of this Agreement.

Section 6.8                                      Term Obligations Unconditional.  All rights of the Term Agent hereunder, all agreements and obligations of the ABL Agent and the Obligors (to the extent applicable) hereunder, shall, except as otherwise specifically provided herein, remain in full force and effect irrespective of:

(a)                                  any lack of validity or enforceability of any Term Document;

(b)                                 any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Term Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Term Document (but solely to the extent permitted pursuant to Section 5.2(b) above);

(c)                                  any exchange, release, voiding, avoidance or non perfection of any security interest in or Lien on any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Term Obligations or any guarantee or guaranty thereof; or

(d)                                 any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Term Obligor in respect of the Term Obligations, or of any of the ABL Agent or any ABL Obligor, to the extent applicable, in respect of this Agreement.

ARTICLE 7
PURCHASE OPTION

Section 7.1                                      Option to Purchase ABL Obligations.

(a)                                  Option to Purchase of Term Credit Parties.  (i) If all of the ABL Obligations shall have been accelerated by vote of the ABL Agent or the ABL Lenders (and not by an automatic acceleration upon the commencement of an Insolvency Proceeding), or (ii) following the non-payment of the ABL Obligations after the Maturity Date (as such term is defined in the A&R ABL Credit Agreement) or (iii) if the ABL Agent has delivered an Enforcement Notice (each a “Trigger Event”), the Term Credit Parties shall have the option to purchase all, and not less than all, of the ABL Obligations from the ABL Agent and the other ABL Secured Parties. The ABL Agent shall furnish the Term Agent with prompt notice of the occurrence of any Trigger Event under clauses (a)(i) and (ii) hereof.

(b)                                 Exercise of Option to Purchase of Term Credit Parties — Sale Without Consent.  In order to exercise their option to purchase described in Section 7.1(a), the Term Agent shall furnish irrevocable written notice to the ABL Agent (with copies to the Borrowers) of the election of the Term Credit Parties to purchase the ABL Obligations, which notice shall be received by the ABL Agent within five (5) Business Days’ after the first occurrence of a Trigger Event. On the date specified by the Term Agent in such notice (which shall not be more than ten (10) Business Days after the receipt by the ABL Agent of the notice from the Term Agent of the election by the Term Credit Parties to exercise such option), the ABL Agent and the other ABL Secured Parties shall sell to the Term Credit Parties exercising such option, and such Term Credit Parties shall purchase from the ABL Agent and the other ABL Secured Parties, all of the ABL Obligations without the prior written consent of the Borrowers or any other ABL Obligor. During the period commencing on the date such notice is received by the ABL Agent and ending on the date specified in such notice for the consummation of the purchase, absent Exigent Circumstances, the ABL Agent shall not Exercise Any Secured Creditor Remedies without the consent of the Term Agent (such consent not to be unreasonably withheld or delayed).

(c)                                  Payment of Purchase Price.  Upon the date of such purchase and sale, the Term Credit Parties that have exercised such option shall, pursuant to documentation in form and substance reasonably satisfactory to the ABL Agent, (i) pay to the ABL Secured Parties as the purchase price therefor the full amount of all the ABL Obligations then outstanding and unpaid (including, without limitation, principal, reimbursement obligations in respect of any letters of credit, interest, fees, indemnities and expenses, including reasonable attorneys’ fees and legal expenses) at par, (ii) cash collateralize any letters of credit outstanding under the A&R ABL Credit Agreement in an amount equal to 103% of the aggregate undrawn face amount thereof, (iii) agree to reimburse the ABL Agent and the other ABL Secured Parties for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above, (iv) cash collateralize any Obligations with respect to Bank Products, Cash Management Services in an amount equal to 103% of the aggregate amount thereof, and (v) the delivery or provision of cash collateral or backstop letters of credit for any Asserted Known Bank Indemnification Claims, in an amount reasonably estimated by the ABL Agent but in any event not to exceed 100% of the ABL Obligors’ obligations to the ABL Agent and the other

ABL Secured Parties in respect thereof.  Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the ABL Agent for the ratable account of the ABL Agent and the other ABL Secured Parties, as the ABL Agent may designate in writing to the Term Agent for such purpose.  Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Term Credit Parties that have exercised such option to the bank account designated by the ABL Agent are received in such bank account prior to 2:00 p.m., Eastern time and interest shall be calculated to and including such Business Day if the amounts so paid by such Term Credit Parties to the bank account designated by the ABL Agent are received in such bank account later than 2:00 p.m., Eastern time on such Business Day.

(d)                                 Exclusion of Representations and Warranties; No Recourse.  Such purchase shall be expressly made without recourse, representation or warranty of any kind by the ABL Agent or any other ABL Secured Parties as to the ABL Documents or the ABL Obligations owed to such Person or otherwise (including, without limitation, as to the validity or enforceability thereof, the collectability of such ABL Obligations, or the attachment or perfection of any Liens thereunder), except that each such Person shall represent and warrant:  (i) the amount of the ABL Obligations being sold by it, (ii) that such Person has not created any Lien on any ABL Obligation being sold by it and (iii) that such Person has the right to assign such ABL Obligations being assigned by it and its assignment is duly authorized.

ARTICLE 8
MISCELLANEOUS

Section 8.1                                      Rights of Subrogation.  The Term Agent, for and on behalf of itself and the other Term Credit Parties, agrees that no payment to the ABL Agent or any other ABL Secured Party pursuant to the provisions of this Agreement shall entitle the Term Agent or any other Term Credit Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations.  Thereafter, the ABL Agent agrees to execute such documents, agreements, and instruments as the Term Agent or any other Term Credit Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof.  The ABL Agent, for and on behalf of itself and the other ABL Secured Parties, agrees that no payment to the Term Agent or any Term Credit Party pursuant to the provisions of this Agreement shall entitle the ABL Agent or any other ABL Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Term Obligations.  Thereafter, the Term Agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any other ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Obligations resulting from payments to the Term Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Agent are paid by such Person upon request for payment thereof. Each ABL Obligor and Term Obligor acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the ABL Agent and the other ABL Secured Parties or Term Agent and the Term Credit Parties that are paid over to other Secured Parties pursuant to this Agreement shall not reduce the amounts the ABL Obligors or the Term Obligors, as applicable, shall be obligated to pay to the Persons making such payment.

Section 8.2             Further Assurances.  The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Agent or the Term Agent to exercise and enforce their rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 8.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 8.2.

Section 8.3             Representations.  The Term Agent represents and warrants to the ABL Agent that it has the requisite power and authority under the Term Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the other Term Credit Parties and that this Agreement shall be binding obligations of the Term Agent and the Term Credit Parties, enforceable against the Term Agent and the other Term Credit Parties in accordance with its terms.  The ABL Agent represents and warrants to the Term Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the other ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Agent and the other ABL Secured Parties, enforceable against the ABL Agent and the ABL Secured Parties in accordance with its terms.

Section 8.4             Amendments.  No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Term Agent and the ABL Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 8.5             Addresses for Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or three (3) days after deposit in the mail (certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

ABL Agent:	Bank of America, N.A.
100 Federal Street
Boston, Massachusetts 02109
Attention: Andrew Cerussi
Fax: (617) 434-4131
Email: Andrew.cerussi@baml.com

With a copy to:

Riemer & Braunstein, LLP
Three Center Plaza
Boston, MA 02108
Attention: David S. Berman, Esquire
Fax: (617) 880-3456
Email: dberman@riemerlaw.com

Term Agent:	Z Investments Holdings, LLC
One Embarcadero Center, 39th Floor
San Francisco, California 94111
Attention: Josh Olshansky
Re: Zale
Fax: 415-983-2828
Email: jolshansky@goldengatecap.com

With a copy to:

Z Investments Holdings, LLC.
One Embarcadero Center, 39th Floor
San Francisco, CA 94111
Attention: Josh Cohen
Re: Zale
Fax: 415-983-2884
Email: jcohen@goldengatecap.com

With a copy to:

Kirkland & Ellis, LLP
333 Hope Street
Los Angeles, California 90071
Attention: David Nemecek
Fax: (213) 808-8107
Email: david.nemecek@kirkland.com

Section 8.6             No Waiver; Remedies.  No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.7             Continuing Agreement, Transfer of Secured Obligations.  This Agreement is a continuing agreement and shall (a) remain in full force and effect until the earlier of the Discharge of ABL Obligations and the Discharge of Term Obligations, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns.  Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.  All references to any Obligor shall include any Obligor as debtor-in-possession and any receiver or trustee for such Obligor in any Insolvency Proceeding.  Without limiting the generality of the foregoing clause (c), the ABL Agent, any other ABL Secured Party, the Term Agent, or any other Term Credit Party may assign or otherwise transfer all or any portion of the ABL Obligations or the Term Obligations, as applicable, to any other Person (other than any Obligor or any Affiliate of any Obligor and any Subsidiary of any Obligor) and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agent, the Term Agent, any other ABL Secured Party, or any other Term Credit Party, as the case may be, herein or otherwise.  The ABL Secured Parties and the Term Credit Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Borrower on the faith hereof.

Section 8.8             Governing Law; Entire Agreement.  The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 8.9             Counterparts.  This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

Section 8.10           No Third Party Beneficiaries.  This Agreement is solely for the benefit of the ABL Agent, the other ABL Secured Parties, Term Agent and the other Term Credit Parties.  No other Person (including any Obligor or any Affiliate of any Obligor, or any Subsidiary of any Obligor) shall be deemed to be a third party beneficiary of this Agreement.

Section 8.11           Headings.  The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 8.12           Severability.  If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

Section 8.13           Attorneys’ Fees.  The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought.

Section 8.14           VENUE; JURY TRIAL WAIVER.

(a)           EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY ABL SECURED PARTY OR ANY TERM CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY TERM DOCUMENTS, OR ANY ABL DOCUMENTS AGAINST ANY OBLIGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)           EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c)           EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 8.15           Intercreditor Agreement.  This Agreement is the Intercreditor Agreement referred to in the A&R ABL Credit Agreement and the A&R Term Credit Agreement.  Nothing

in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Secured Party to the obligations due to any Term Credit Party or (ii) any Term Credit Party to the obligations due to any ABL Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

Section 8.16           Consent.

The ABL Agent and the other ABL Secured Parties hereby consent to A&R Term Credit Agreement and waive any breach of any of the provisions of the Initial Intercreditor Agreement as a result thereof.  The Term Agent and the other Term Credit Parties hereby consent to A&R ABL Credit Agreement and waive any breach of any of the provisions of the Initial Intercreditor Agreement as a result thereof.

Section 8.17           No Warranties or Liability.  The Term Agent and the ABL Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Term Document.  Except as otherwise provided in this Agreement, the Term Agent and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Borrower in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 8.18           Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Document, the provisions of this Agreement shall govern.

Section 8.19           Information Concerning Financial Condition of the Obligors.(a) Each of the Term Agent and the ABL Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Obligors and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Obligations.  The Term Agent and the ABL Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances.  Notwithstanding the foregoing, by signing this Agreement, (i) the Term Agent is deemed to have requested that the ABL Agent furnish the Term Agent, promptly after they become available, copies of all commercial finance examinations and Inventory appraisals, in each case, conducted or received by the ABL Agent (collectively, the “Reports”), and the ABL Agent agrees to do so, and (ii) the ABL Agent is deemed to have requested that the Term Agent furnish the ABL Agent, promptly after they become available, copies of appraisals of Intellectual Property conducted or received by the Term Agent (collectively, the “IP Reports”), and the Term Agent agrees to do so. In the event the Term Agent or the ABL Agent, in their sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) it shall be under no obligation (i) except for delivery of the Reports and the IP Reports, to provide any such information to such other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, (b) it makes no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby agrees to hold the providing Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.

(b)           The Obligors agree that any information provided to the ABL Agent, the Term Agent, any other ABL Secured Party or any other Term Credit Party may be shared by such Person with any ABL Secured Party, any Term Credit Party, the ABL Agent or the Term Agent notwithstanding a request or demand by such Obligors that such information be kept confidential; provided that such information shall otherwise be subject to the respective confidentiality provisions in the A&R ABL Credit Agreement and the A&R Term Credit Agreement, as applicable.

Section 8.20           Initial Intercreditor Agreement Amended and Restated.

This Agreement shall amend and restate the Initial Intercreditor Agreement in its entirety and the rights and obligations of the Parties under the Initial Intercreditor Agreement shall be subsumed within, and be governed by, this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as the date first above written.

BANK OF AMERICA, N.A., in its capacity as ABL Agent

By:	/s/ Andrew Cerussi
Name:	Andrew Cerussi
Title:	Senior Vice President

Z INVESTMENT HOLDINGS, LLC, in its capacity as the Term Agent

By:	/s/ Joshua Olshansky
Name:	Joshua Olshansky
Title:	Manager

Signature Page to Amended and Restated Intercreditor Agreement

ACKNOWLEDGMENT

Each ABL Obligor and Term Obligor hereby acknowledges that it has received a copy of this Agreement and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent and the Term Agent, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement. Each ABL Obligor and Term Obligor further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under this Agreement and (i) as between the ABL Secured Parties and the ABL Obligors, the ABL Documents remain in full force and effect as written and are in no way modified hereby, and (ii) as between the Term Credit Parties, the Term Obligors, the Term Documents remain in full force and effect as written and are in no way modified hereby.  Without limiting the foregoing, the Obligors acknowledge and agree that the Discharge of ABL Obligations and/or the Discharge of Term Obligations shall not limit, impair, reduce, or otherwise modify their liability to the Secured Parties for any amounts which thereafter may become due under the Credit Documents.

ZALE DELAWARE, INC.
a Delaware corporation

By:	/s/ Elizabeth J. Galloway
Name: Elizabeth J. Galloway
Title: Vice President and Treasurer

ZALE CORPORATION
a Delaware corporation

By:	/s/ Elizabeth J. Galloway
Name: Elizabeth J. Galloway
Title: Vice President and Treasurer

ZGCO, LLC
a Virginia limited liability company

By:	/s/ Elizabeth J. Galloway
Name: Elizabeth J. Galloway
Title: Vice President and Treasurer

Signature Page to Amended and Restated Intercreditor Agreement

TXDC, L.P.
a Texas limited partnership

By: ZALE DELAWARE, INC.
a Delaware corporation
Its General Partner

By:	/s/ Elizabeth J. Galloway
Name: Elizabeth J. Galloway
Title: Vice President and Treasurer

ZALE PUERTO RICO, INC.
a Puerto Rico corporation

By:	/s/ Elizabeth J. Galloway
Name: Elizabeth J. Galloway
Title: Vice President and Treasurer

ZALE CANADA CO.
a Nova Scotia unlimited company

By:	/s/ Elizabeth J. Galloway
Name: Elizabeth J. Galloway
Title: Vice President and Treasurer

ZALE CANADA DIAMOND SOURCING INC.
a Nova Scotia limited company

By:	/s/ Elizabeth J. Galloway
Name: Elizabeth J. Galloway
Title: Vice President and Treasurer

ZAP, INC.
a Delaware corporation

By:	/s/ Elizabeth J. Galloway
Name: Elizabeth J. Galloway
Title: Vice President and Treasurer

Signature Page to Amended and Restated Intercreditor Agreement

ZALE CANADA HOLDING, LP
a New Brunswick limited partnership

By:	/s/ Elizabeth J. Galloway
Name: Elizabeth J. Galloway
Title: Vice President and Treasurer

ZCSC, LLC
a Delaware limited liability company

By:	/s/ Kevin Rupkey
Name: Kevin Rupkey
Title: Vice President

ZALE INTERNATIONAL, INC.
a Delaware corporation

By:	/s/ Elizabeth J. Galloway
Name: Elizabeth J. Galloway
Title: Vice President and Treasurer

ZALE EMPLOYEES’ CHILD CARE ASSOCIATION, INC.
a Texas corporation

By:	/s/ Elizabeth J. Galloway
Name: Elizabeth J. Galloway
Title: Vice President and Treasurer

ZALE CANADA FINCO 2, INC.
a Nova Scotia limited company

By:	/s/ Elizabeth J. Galloway
Name: Elizabeth J. Galloway
Title: Vice President and Treasurer

FINCO HOLDING LP
a New Brunswick limited partnership

By:	/s/ Elizabeth J. Galloway
Name: Elizabeth J. Galloway
Title: Vice President and Treasurer

Signature Page to Amended and Restated Intercreditor Agreement

FINCO PARTNERSHIP LP.
a New Brunswick limited partnership

By:	/s/ Elizabeth J. Galloway
Name: Elizabeth J. Galloway
Title: Vice President and Treasurer

ZALE CANADA FINCO, LLC
a Delaware limited liability company

By:	/s/ Elizabeth J. Galloway
Name: Elizabeth J. Galloway
Title: Vice President and Treasurer

ZALE CANADA FINCO 1, INC.
a Nova Scotia limited company

By:	/s/ Elizabeth J. Galloway
Name: Elizabeth J. Galloway
Title: Vice President and Treasurer

Signature Page to Amended and Restated Intercreditor Agreement